UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

March 26, 2004

FMC TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-16489	36-4412642
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1803 Gears Road, Houston, Texas 77067

(Address of principal executive offices) (Zip Code)

(281) 591-4000

Registrant’s telephone number,

including area code

ITEM 7.	FINANCIAL STATEMENTS AND EXHIBITS.

(c) Exhibits: The following exhibit is furnished as part of this report:

99.1	Correction to slides presented by FMC Technologies at Howard Weil’s 32nd Annual Energy Conference on March 29, 2004 included in Form 8-K filed March 26, 2004.

ITEM 9.	REGULATION FD DISCLOSURE.

FMC Technologies, Inc. has discovered that it inadvertently used an incorrect slide in a presentation at Howard Weil’s 32nd Annual Energy Conference in New Orleans, Louisiana on March 29, 2004. The slide, entitled Appendix II, showed a reconciliation of after-tax profit (a non-GAAP measure) to income before the cumulative effect of a change in accounting principle (a GAAP measure). Instead, the slide should have showed a reconciliation of income from continuing operations before income taxes and the cumulative effect of accounting changes (a GAAP measure) to EBITDA (a non-GAAP measure). The incorrect slide was also included in the registrant’s Form 8-K filed with the SEC on March 26, 2004 (SEC file number 001-16489) pursuant to which the registrant furnished a portion of the slides presented during the conference. A complete set of the slides included with the previously filed Form 8-K, including the correct reconciliation slide as Appendix II, is attached hereto as an exhibit to this report and is incorporated herein in their entirety by this reference.

These slides will also be made available at the Company’s website (www.fmctechnologies.com). This information is being furnished under Item 9 of Form 8-K/A and is not deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, is not subject to the liabilities of that section and is not deemed incorporated by reference in any filing under the Securities Act of 1933, as amended. The posting and furnishing of this information is not intended to, and does not, constitute a determination by FMC Technologies, Inc. that the information is material or that investors should consider this information before deciding to buy or sell FMC Technologies, Inc. securities.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FMC TECHNOLOGIES, INC.

By:	/s/ Jeffrey W. Carr

Jeffrey W. Carr Vice President, General Counsel and Secretary

Date: April 30, 2004